UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 31, 2004


                              TARRANT APPAREL GROUP
               (Exact Name of Registrant as Specified in Charter)


         CALIFORNIA                   0-26006                    95-4181026
(State or Other Jurisdiction        (Commission               (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)





                   3151 EAST WASHINGTON BOULEVARD
                       LOS ANGELES, CALIFORNIA                    90023
              (Address of Principal Executive Offices)          (Zip Code)




                                 (323) 780-8250
              (Registrant's Telephone Number, Including Area Code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         On December 31, 2004, we amended our letter of credit facility with UPS Capital Global Trade Finance Corporation, or UPSC, and entered into a new term loan facility with UPSC.

     AMENDMENT TO LETTER OF CREDIT FACILITY

         On December 31, 2004, our subsidiaries in Hong Kong, Tarrant Company Limited, Marble Limited and Trade Link Holdings Limited (each, a "HK Subsidiary" and collectively, the "HK Subsidiaries"), entered into a Tenth Deed of Variation to Syndicated Letter of Credit Facility with UPSC (the "Facility Amendment"). The Facility Amendment amended the HK Subsidiaries' previously existing letter of credit facility with UPSC, pursuant to which our HK Subsidiaries may arrange for the issuance letters of credit and acceptances, to, among other things, reduce the maximum amount of borrowings under the facility by $5 million (to $15 million) and reduce the outstanding balance under the facility to approximately $15 million. Our HK Subsidiaries and UPSC also agreed to extend the expiration date of the facility from December 31, 2004 to June 30, 2005.

     TERM LOAN FACILITY

         On December 31, 2004, our HK Subsidiaries also entered into a new Loan Agreement with UPSC (the "Loan Agreement"), pursuant to which UPSC made a $5 million term loan to our HK Subsidiaries, the proceeds of which were used to repay $5 million of indebtedness owed to UPSC under the Syndicated Letter of Credit Facility. The principal amount of this term loan is due and payable in 24 equal monthly installments of approximately $208,333 each, commencing on February 1, 2005. Interest on the term loan is payable monthly and accrues at a rate equal to the "prime rate" (as defined) plus 2%. Under the Loan Agreement, the HK Subsidiaries are subject to certain restrictive covenants, including that the Company maintain a tangible net worth of $22 million at each of December 31, 2004 and March 31, 2005 and $25 million as of the last day of each fiscal quarter thereafter. The Loan Agreement contains customary events of default and permits UPSC to accelerate the maturity of the full principal amount together with interest and other amounts owing upon the occurrence of such events of default.

         The obligations under the Loan Agreement are guaranteed by Tarrant Apparel Group and our subsidiaries, Fashion Resource (TCL) Inc. and Tarrant Luxembourg Sarl. Additionally, Gerard Guez, our Chairman, signed a personal guarantee of the Loan Agreement in favor of UPSC, and pledged to UPSC, 4.6 million shares of our common stock held by Mr. Guez to secure the obligations under the Loan Agreement. The Loan Agreement is secured by the outstanding shares of our HK Subsidiaries, the assets of our HK Subsidiaries, certain assets of Tarrant Apparel Group and Fashion Resource (TCL) Inc., and by two promissory notes payable to Tarrant Luxembourg Sarl in the amounts of $2,550,000 and $1,360,000.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     TARRANT APPAREL GROUP

Date:  January 5, 2005               By:           /S/ CORAZON REYES
                                          --------------------------------------
                                          Corazon Reyes, Chief Financial Officer


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